UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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First Financial Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, S. C. 29401
843-529-5933

December 18, 2003

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of First Financial Holdings, Inc. to be held at the Corporation's main office, 34 Broad Street, Charleston, South Carolina, on Thursday, January 29, 2004, at 5:30 p.m., South Carolina time.

     The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of KPMG LLP, the Corporation's independent auditors, will be present to respond to any questions shareholders may have. The KPMG LLP representative will have the opportunity to make a statement if he or she desires to do so.

     To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

A. Thomas Hood
President and Chief Executive Officer

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 29, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of First Financial Holdings, Inc. ("Corporation") will be held at the main office of the Corporation located at 34 Broad Street, Charleston, South Carolina, on Thursday, January 29, 2004, at 5:30 p.m., South Carolina time, for the following purposes:

  To elect three directors of the Corporation;

  To ratify the First Financial Holdings, Inc. 2004 Outside Directors Stock Options-for-Fees Plan;

  To ratify the First Financial Holdings, Inc. 2004 Employee Stock Purchase Plan; and

  To consider and act upon other matters as may properly come before the Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on December 1, 2003, are entitled notice of and to vote at the Meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dorothy B. Wright
Corporate Secretary

Charleston, South Carolina
December 18, 2003

IMPORTANT: THE PROMPT RETURN OF YOUR SIGNED PROXY WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 29, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of First Financial Holdings, Inc. ("First Financial" or "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). First Financial is the holding company for First Federal Savings and Loan Association of Charleston, Charleston, South Carolina ("First Federal"), First Southeast Insurance Services, Inc. and First Southeast Investor Services, Inc. The Meeting will be held at the Corporation's main office located at 34 Broad Street, Charleston, South Carolina, on Thursday, January 29, 2004, at 5:30 p.m., South Carolina time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about December 18, 2003.

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote.

     Shareholders of record as of the close of business on December 1, 2003 ("Voting Record Date") are entitled to one vote for each share of common stock of the Corporation ("Common Stock") then held. As of the close of business on the Voting Record Date, the Corporation had 12,549,221 shares of Common Stock outstanding and entitled to vote.

     If you are a beneficial owner of Corporation Common Stock held by a broker, bank or other nominee (i.e. in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Corporation Common Stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Proxies; Proxy Revocation Procedures.

     The Corporation's Board solicits proxies so that each shareholder has the opportunity to vote on each proposal being considered at the Meeting. When proxies are returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below; FOR the ratification of the 2004 Outside Directors Stock Options-for-Fees Plan; and FOR the ratification of the 2004 Employee Stock Purchase Plan. If a shareholder of record attends the Meeting, he or she may vote by ballot.

     Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation or by filing a later dated and signed proxy prior to a vote being taken on the proposals at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     If your Corporation Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Vote Required.

     Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee for election as director. Pursuant to the Corporation's Certificate of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     The adoption of the 2004 Outside Directors Stock Options-for-Fees Plan and the 2004 Employee Stock Purchase Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     Persons and groups owning in excess of five percent of the Corporation's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, as of September 30, 2003, management knows of no persons who were beneficial owners of more than five percent of the outstanding shares of Common Stock.

     The table below sets forth information as to the shares of Common Stock beneficially owned by each director of the Corporation, by the Chief Executive Officer of the Corporation, by the Corporation's or First Federal's four other most highly compensated executive officers ("Named Executive Officers") and by all executive officers and directors of the Corporation as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,2]	Percent of Shares of Common Stock Outstanding

Non-Employee Directors
Gary C. Banks, Jr.	40,424	[3]
Paula Harper Bethea	13,385	[3]
Paul G. Campbell, Jr.	26,682	[3]
A. L. Hutchinson, Jr.	146,150	1.16%
Thomas J. Johnson	23,783	[3]
James C. Murray	41,269	[3]
D. Kent Sharples	34,675	[3]
Henry M. Swink	26,235	[3]

Employee Directors

A. Thomas Hood [4]	224,342	1.78%
James L. Rowe	11,667	[3]

Named Executive Officers[5] Who Are Not Directors

Charles F. Baarcke, Jr.	79,191	[3]
John L. Ott, Jr.	140,621	1.12%
Susan E. Baham	112,430	[3]
C. Alexander Elmore	14,845	[3]

All Directors and Executive Officers as a group (14 persons)	935,699	7.28%

[1]

In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such shares.  The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

[2]

Includes options awarded under the Corporation's 1994 Directors Stock Options-for-Fees Plan that are exercisable within 60 days of the close of business on the Voting Record Date for the following directors: Mrs. Bethea-7,982 shares; Mr. Campbell-14,799 shares; Mr. Johnson-16,288 shares; Mr. Murray-30,012 shares; Dr. Sharples-20,234 shares; and Mr. Swink-25,597 shares. The total also includes 5,385; 72,600; 23,300, 31,488; 14,500; 37,400 and 299,585 shares of Common Stock that may be received upon the exercise of stock options, which are exercisable within 60 days of the close of business on the Voting Record Date, for Messrs. Rowe, Hood, Baarcke, Ott, Elmore and Mrs. Baham and all executive officers and directors as a group, respectively.

[3]	Less than one percent of shares outstanding.
[4]	Mr. Hood is also a Named Executive Officer of the Corporation.
[5]

SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.  Messrs. Hood, Baarcke, Ott, Elmore and Mrs. Baham were the Corporation's only "named executive officers" during the fiscal year ended September 30, 2003.

PROPOSAL I -- ELECTION OF DIRECTORS

     The Board is currently composed of ten members. In accordance with the Corporation's Certificate of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Corporate Governance/Nominating Committee has nominated for election as directors Gary C. Banks, Jr., Paula Harper Bethea and Paul G. Campbell, Jr., each to serve for three-year terms, or until their respective successors have been elected and qualified. All nominees are currently members of the Board and each has consented to being named in this Proxy Statement and to serving as a director on the Board if elected.

     It is intended that the proxies solicited by the Board will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute recommended by the Board or the Board may adopt a resolution to amend the Corporation's Bylaws to reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS OF THE CORPORATION.

     The following table sets forth certain information regarding the nominees for election at the Meeting as well as information regarding those directors continuing in office after the Meeting.
Name	Age [1]	Year First Elected Director [2]	Year Term Expires

Board Nominees
Gary C. Banks, Jr.[3]	69[4]	1987	2007[5]
Paula Harper Bethea[3]	48	1996	2007[5]
Paul G. Campbell, Jr.[3]	57	1991	2007[5]
Directors Continuing in Office
Thomas J. Johnson[3]	53	1998	2005
James C. Murray[3]	64	1991	2005
D. Kent Sharples	60	1992	2005
A. Thomas Hood[3]	57	1987	2006
A. L. Hutchinson, Jr.[3]	69[6]	1985	2006
James L. Rowe	60	2001	2006
Henry M. Swink	58	2002	2006

[1]		As of September 30, 2003.
[2]		Includes prior service, as applicable, on the Board of Directors of First Federal.
[3]		Also serves as a director of First Federal.
[4]		Gary C. Banks, Jr. turns 70 in July 2004 and will be ineligible to serve as director after January 2005. This is in accordance with the current Board policy on age limitations.
[5]		Each nominee has been nominated to serve for a three-year period or until their respective successors have been duly elected and qualified.
[6]

A. L. Hutchinson, Jr. turned 70 in October 2003 and will be ineligible to serve as director after January 2004. This is in accordance with the current Board policy on age limitations. A resolution was adopted in August 2003 to decrease the number of directors to nine members effective at the organizational meeting in January 2004.

     The following discussion presents information with respect to the nominees at the Meeting:

     GARY C. BANKS, JR. was elected to First Federal's Board of Directors in 1987 and to First Financial's Board of Directors in January 1988. He is a director and retired Executive Vice President of Banks Construction Company, which specializes in highway construction. A graduate of the University of South Carolina, he is a member of several professional organizations and serves on the Board of Directors of the Saul Alexander Foundation and the SCANA Advisory Board.

     PAULA HARPER BETHEA joined First Federal's and First Financial's Boards of Directors in 1996. She is the Director of Client Relations and Development for Bethea, Jordan & Griffin, P.A. of Hilton Head Island, South Carolina, a law firm. A native of Hampton County, Mrs. Bethea is a graduate of the University of South Carolina. Currently, she is Chairman Emeritus of the Board of Governors of United Way of America. She is past Chairman of United Way of South Carolina, the Hilton Head Island Chamber of Commerce and Columbia College. She is also Chairman of the Cardiovascular Research Institute at the Medical University of South Carolina and the Drummond Institute at Erskine College. She is a founding Board member of the Palmetto Institute and is on the Board and the Executive Committee of Presbyterian College. She served in 1991 on the State Chamber's Task Force for Restructuring State Government and was a member and a Subcommittee Chairman of the Governor's Commission on Restructuring. Governor Campbell presented the Order of the Palmetto, South Carolina's highest award for volunteer service, to her in 1992. In 1998 she was awarded the Algernon Sydney Sullivan Award by the University of South Carolina, her alma mater, and in 2003 she was awarded the Columbia College Medallion, the most distinguished commendation bestowed by the college.

     PAUL G. CAMPBELL, JR. was elected to First Federal's and First Financial's Boards of Directors in 1991. He is President of the Southeast Region for Alcoa Primary Metals, the world's leading aluminum reduction company. He is a graduate of Clemson University and received a master's degree from Jacksonville University. In addition to membership in several professional organizations, Mr. Campbell is past President of the American Institute of Mining, Metallurgical and Petroleum Engineers, a global professional society. He is past President of the Coastal Carolina Council of the Boy Scouts of America, Charleston Trident United Way, Berkeley County Chamber of Commerce, the Minerals, Metals and Material Society (TMS) and the TMS Foundation. He is past Chairman of the South Carolina Chamber of Commerce. He is on the Board of Governors of the School of Business and Economics of the College of Charleston, the Board of Visitors of Clemson University, the Clemson Engineering Advisory Board and the Trident Technical College Foundation. He is on the Board of Directors for the South Carolina Public Service Authority (Santee Cooper) and is Chairman of the Board for the South Carolina Manufacturer's Alliance.

     The present principal occupation and other business experience during the last five years of each director continuing in office is set forth below:

     A. Thomas Hood has been President and Chief Executive Officer of the Corporation since July 1, 1996, and of First Federal since February 1, 1995. Previously, he served in various capacities for the Corporation and First Federal.

     A. L. Hutchinson, Jr. has been Chairman of the Corporation and First Federal since February 1, 2002 after serving as Vice Chairman from July 1, 1995 until February 1, 2002. Previously, he served as President and Chief Executive Officer and in other various capacities for the Corporation and First Federal.

     Thomas J. Johnson is President, Chief Executive Officer and Owner of F & J Associates, a company that owns and operates automobile dealerships in southeastern United States and the U. S. Virgin Islands.

     James C. Murray is Vice Chairman of the Corporation and First Federal, and retired President, Chief Executive Officer and Chairman of the Board of Directors of Utilities Construction Company, Inc., and its subsidiaries, an electrical contracting company specializing in high voltage electrical work and heavy industrial work in the Southeast.

     James L. Rowe serves as President of First Southeast Insurance Services, Inc. and Kinghorn Insurance Services, Inc., subsidiaries of the Corporation.

     D. Kent Sharples has been President of Daytona Beach Community College, Daytona Beach, Florida since July 1999. From July 1980 to July 1999, Dr. Sharples was President of Horry-Georgetown Technical College, Conway, South Carolina.

     Henry M. Swink is President of McCall Farms, Inc., a food processing company that manufactures and markets canned fruits and vegetables throughout the Southeast. He served on the Board of Directors of Peoples Federal from 1996 until the consolidation into First Federal in September 2002.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board conducts its business through meetings of the Board and through its committees. During the fiscal year ended September 30, 2003, the Board held 14 meetings. No director of First Financial attended less than 75 percent of the total meetings of the Board and committee meetings on which such Board member served during this period for the Corporation.

     The Executive Committee of the Corporation, composed of Messrs. Hutchinson, Banks, Hood and Murray, did not meet during the fiscal year ended September 30, 2003.

     The Audit Committee of the Corporation, composed of Messrs. Campbell, Johnson, Murray and Sharples, meets at least quarterly to:

  Monitor the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, regulatory and legal compliance.

  Appoint, compensate and oversee the work of the external auditors employed for the purpose of preparing an audit report or related work.

  Provide an avenue of communication among the external auditors, management, employees, the internal auditing department and the Board of Directors.

     This Committee met seven times during the fiscal year ended September 30, 2003.

     The Compensation/Benefits Committee of the Corporation, composed of Mrs. Bethea and Messrs. Banks, Johnson, Sharples and Swink, reviews compensation policies and benefit plans of the Corporation, grants stock options and recommends compensation for senior management. This Committee held three meetings during the fiscal year ended September 30, 2003.

     Article II, Section 14 of the Corporation's Bylaws provides that the Board shall appoint a nominating committee for selecting the management nominees for election as directors. Such section of the Bylaws provides as follows: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation."

     The Corporate Governance/Nominating Committee of the Corporation, composed of Mrs. Bethea and Messrs. Campbell, Hutchinson and Swink, held one meeting during the fiscal year ended September 30, 2003.

DIRECTORS' COMPENSATION

     During the fiscal year ended September 30, 2003, non-management members of the Corporation's Board each received monthly fees of $900 except the Chairman and Vice Chairman, who received monthly fees of $1,150 and $1,025, respectively. First Financial's Audit Committee members received an additional annual fee of $1,000; the Audit Committee Chairman received an additional annual fee of $1,200. Non-management directors who serve on First Financial's non-banking subsidiary boards were paid nominal fees on a quarterly basis.

     Non-management members of the First Federal Board received monthly fees of $1,000 during the fiscal year ended September 30, 2003, except the Chairman and Vice Chairman, who received $1,250 and $1,125, respectively. The members of management who serve on the First Federal and First Financial Boards receive no additional compensation.

     Effective October 1, 1994, non-management directors of the Corporation and subsidiaries were offered the opportunity to participate in the 1994 Outside Directors Stock Options-for-Fees Plan, approved by shareholders at the January 25, 1995, Annual Meeting of Shareholders. In fiscal 2003, nine Directors (excluding Emeritus and Advisory Directors) participated in the Plan, deferring $105,817 in fees.

     The Performance Equity Plan for Non-Employee Directors was approved by shareholders at the January 22, 1997, Annual Meeting of Shareholders. Performance targets for the seventh Plan year resulted in the total award of 2,802 shares to the directors of First Financial and First Federal.

MANAGEMENT REMUNERATION

Summary Compensation Table.

     The following information is furnished for the Named Executive Officers during the fiscal year ended September 30, 2003.

		Annual Compensation*			Long-Term

				Other	Compensation
				Annual	Awards	All Other
Name and			Bonus	Compen-	Stock	Compensation
Principal Position	Year	Salary ($)	($)[1]	sation ($)[2]	Options (#)	($) [3]

A. Thomas Hood President and Chief Executive Officer of the Corporation and First Federal	2003	227,208	67,120	--	4,000	22,863
	2002	221,619	91,348	--	4,000	19,493
	2001	215,316	85,994	--	--	17,535
Charles F. Baarcke, Jr. Senior Vice President of the Corporation and First Federal	2003	179,849	44,162	--	3,500	18,643
	2002	174,698	70,000	--	3,500	15,384
	2001	157,012	65,756	--	--	13,004
John L. Ott, Jr. Senior Vice President of the Corporation and First Federal	2003	179,849	45,244	--	3,500	16,636
	2002	174,698	74,869	--	3,500	16,770
	2001	158,366	71,104	--	--	15,328
Susan E. Baham Senior Vice President and Chief Financial Officer of the Corporation and First Federal	2003	179,849	44,387	--	3,500	17,676
	2002	174,698	70,000	--	3,500	16,813
	2001	156,301	64,795	--	--	15,183
C. Alexander Elmore[4] Senior Vice President of First Federal	2003	148,200	33,197	--	3,500	12,624
	2002	142,669	15,000	--	8,500	2,027
	2001	28,061	--	--	--	35,000[5]

*						All compensation is paid by First Federal but allocated between the Corporation and First Federal based on approximate time spent by the Named Executive Officer on Corporation business.
[1]

Reflects earned incentive bonuses awarded for the fiscal year which were paid in the subsequent fiscal year. For more details on the Performance Incentive Compensation Plan, please refer to the Report of the Compensation/Benefits Committee in this proxy statement.

[2]						Excludes perquisites which did not exceed the lesser of $50,000 or ten percent of the salary and bonus.
[3]						Represents total 401(k) and profit sharing plan contributions paid by the Corporation.
[4]						Mr. Elmore was employed by Peoples Federal on July 12, 2001.
[5]						Represents payment upon employment.

Option Grants.

     The Corporation maintains several Stock Option Plans, which provide discretionary awards of options to purchase Common Stock to officers and employees as determined by the Board of Directors. The following table lists all grants of options under the Stock Option Plans to the Named Executive Officers for the year ended September 30, 2003 and contains certain information about the potential value of the options based upon certain assumptions as to the appreciation of the Corporation= s Common Stock over the life of the option.

Individual Grants					Potential Realizable Value at

	Number of	Percent of Total			Assumed Annual Rates of
	Shares	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term (10 years)

	Options	Employees in	Price	Expiration	5%	10%
Name	Granted (#)	Fiscal Year (%)	($/Share)	Date	($)[1]	($)[1]

A. Thomas Hood	4,000	2.2	25.001	11/26/2012	62,892	159,381
Charles F. Baarcke, Jr.	3,500	1.9	25.001	11/26/2012	55,030	139,458
John L. Ott, Jr.	3,500	1.9	25.001	11/26/2012	55,030	139,458
Susan E. Baham	3,500	1.9	25.001	11/26/2012	55,030	139,458
C. Alexander Elmore	3,500	1.9	25.001	11/26/2012	55,030	139,458

[1]

The dollar amounts indicated in these columns are the result of calculations assuming five percent and ten percent growth rates as required by the rules of the SEC. These growth rates are not intended by First Financial to forecast future appreciation, if any, of the price of First Financial Common Stock. The actual value, if any, realized by an executive officer will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

Equity Compensation Plan Information.

     The following table summarizes share and exercise price information about the Corporation's equity compensation plans as of September 30, 2003, excluding the number of shares under the proposed 2004 Outside Directors Stock Options-for-Fees plan and the proposed 2004 Employee Stock Purchase plan.

As of September 30, 2003
	Number of securities	Weighted-average	Number of securities
	to be issued upon exercise	exercise price of	remaining available for future
	of outstanding option,	outstanding options,	issuance under equity
Plan Category	warrants and rights	warrants and rights	compensation plans

Equity compensation
plans approved by
security holders	976,571	$17.89	754,685
Equity compensation
plans not approved
by security holders	--	--	--
Total	976,571	$17.89	754,685	1

1

As of September 30, 2003, there are 409,685 shares remaining in the 1994 Directors Stock Options-for-Fees Plan and the 1994 Employee Stock Purchase Plan. Shares remaining upon termination of these plans will expire.

Option Exercise/Value Table.

     The following table sets forth information with respect to options exercised during the fiscal year ended September 30, 2003 and remaining unexercisable at the end of the fiscal year, for the Named Executive Officers.

			Shares Underlying Number	Value of Unexercised In-the-
	Shares	Value	of Unexercised Options at	Money Options at Fiscal Year
	Acquired on	Realized	Fiscal Year End (#)	End[1] Exercisable/Unexercisable
Name	Exercise (#)	($)	Exercisable/Unexercisable	($)
A. Thomas Hood	--	--	69,600/--	1,267,378/--
Charles F. Baarcke, Jr.	--	--	20,800/--	232,465/--
John L. Ott, Jr.	--	--	34,388/--	532,736/--
Susan E. Baham	--	--	34,900/--	534,055/--
C. Alexander Elmore	--	--	12,000/--	75,217/--

[1]

The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($30.22) of the underlying Common Stock on September 30, 2003. Options are in-the-money if the fair market value of the shares covered by the option exceeds the exercise price of the option.

     During fiscal 1993, the Compensation/Benefits Committee established First Financial stock ownership guidelines for members of management. The desired level of stock ownership is based on the market value of the shares owned as a percentage of annual salary. The percentages are 400 percent, 200 percent and 100 percent for the President, Senior Vice Presidents and other members of management, respectively. Stock ownership goals are expected to be met within five years. When goals are met, additional stock options may be granted. All members of management have met stock ownership goals set by the Corporation, with the exception of four management members, three of whom have been management members for less than five years.

Employment Agreements.

     First Federal and First Financial are parties to employment agreements ("Agreements") with Messrs. Hood, Baarcke, Ott, Elmore and Mrs. Baham. First Federal entered into an employment agreement with Mr. Hood on July 30, 1987, which Agreement was subsequently amended on September 29, 1988, October 1, 1993, and September 26, 1996, and has included First Financial as a party to the Agreement since 1993. Additionally, First Federal and First Financial entered into three-year Agreements with Messrs. Baarcke and Ott on October 1, 1993. On September 26, 1996, First Federal and First Financial entered into a three-year Agreement with Mrs. Baham. On August 1, 2001, First Federal and First Financial entered into a two-year Agreement with Mr. Elmore. The Agreements of Messrs. Hood, Baarcke, Ott, Elmore and Mrs. Baham provide for a salary of not less than $175,620; $104,220; $112,080; $140,000 and $88,448 per annum, respectively, disability and retirement income benefits and bonus and other fringe benefits as may be approved by the Board. The terms of each of the Agreements may be extended for an additional 12 full calendar months upon action of the Boards of First Federal and First Financial, as appropriate, prior to the anniversary date of the Agreements. Each of the Agreements provides for termination for cause or in certain events specified by Office of Thrift Supervision regulations. The Agreements are also terminable by First Federal or the Corporation without cause except that the affected employee would be entitled to the full amount of salary remaining under the term of the Agreement. In the event of a change in control (as defined in each Agreement) of the Corporation followed by the involuntary termination of employment (or voluntary termination of employment in certain circumstances) of the executive following such change in control, each Agreement provides for the payment to the employee of the greater of the salary which would have been received for the remainder of the Agreement or 2.99 times the average of the prior five years' salaries for Messrs. Hood, Baarcke, Ott and Mrs. Baham; and two times the current salary for Mr. Elmore. At September 30, 2003,

Messrs. Hood, Baarcke, Ott, Elmore and Mrs. Baham would have received approximately $777,325; $536,160; $575,636; $296,400 and $492,832, respectively, if their employment were terminated subsequent to a change in control.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee.

     The Audit Committee of First Financial is composed of four directors and operates under a written charter adopted by the Board on May 25, 2000, and amended on September 27, 2001, November 26, 2002, and October 23, 2003 (Exhibit C). The Audit Committee is responsible for the appointment, compensation and oversight of the Corporation's independent accountants.

     Although the Board of Directors has determined that the Audit Committee of First Financial does not have an "audit committee financial expert" as that term is defined by applicable SEC rules, the Board believes that the current members of the Audit Committee "satisfy this requirement" based on their experience and background. Collectively, Audit Committee members have 108 years experience in accounting and audit functions, internal controls and budget preparation. All four audit committee members serve or have served as president or chief executive officer with significant financial oversight responsibilities and have a clear understanding of generally accepted accounting principles and financial statements. All four audit committee members have served several terms on the audit committee of First Financial and First Federal. In addition, the Board of Directors has commenced a search to identify an additional director who would qualify as an audit committee financial expert.

     Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibilities include the following:

  review annual and quarterly financial statements prior to filing or distribution and discuss the results of the annual audit;

  review quarterly CEO/CFO certifications;

  review the qualifications, independence and performance of the external auditors;

  review the operation, organizational structure and qualifications of the internal audit department;

  review significant reports regarding the Corporation prepared by the internal audit department;

  review the Corporation's legal compliance with applicable laws and regulations; and

  review employee and shareholder complaints regarding accounting, audit or internal control issues.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants regarding the financial statements for the year ended September 30, 2003. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

     The Corporation's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with

Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2003, filed with the SEC.

     The directors who are members of the Audit Committee are:
James C. Murray, Chairman
Paul G. Campbell, Jr.
Thomas J. Johnson
D. Kent Sharples

Independence and Other Matters

     Each member of the Audit Committee is "independent," as defined under the Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. None of the Audit Committee members are current officers or employees of the Corporation or its affiliates.

Auditing and Related Fees

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for fiscal 2002 and 2003, and fees billed for other services rendered by KPMG LLP.
	2002	2003
Audit Fees	$ 247,250	$ 219,000
Audit related fees[1]	17,482	18,000
Audit and audit related fees	264,732	237,000
Tax Fees[2]	238,575	52,230
All other fees[3]	41,710	-
Total fees	$ 545,017	$ 289,230

[1]	Audit related fees consisted principally of fees for audits of the financial statements of the employee stock purchase plan and audits of subsidiary financial statements
[2]	Tax fees consisted of fees for tax consultation and tax compliance services
[3]	All other fees paid for professional services rendered for due diligence for the Johnson Insurance Agency acquisition.

     The Audit Committee implemented a policy in fiscal 2002 to have all auditing services and permitted non-audit services of KPMG LLP pre-approved by the Audit Committee, including fees and terms. The Audit Committee pre-approved 100 percent of the engagements for the audit of the Corporation, audit related engagements and tax engagements paid during fiscal 2003. The Audit Committee pre-approved 100 percent of the engagements for audit fees and audit related fees paid during fiscal 2002. Prior to the implementation of the policy, the Board of Directors of the Corporation pre-approved the remaining engagements for tax consulting services, tax compliance services and due diligence matters noted above which were paid in fiscal 2002.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE MATTERS

Report of the Corporate Governance/Nominating Committee:

     The Corporate Governance/Nominating Committee of First Financial is composed of four directors and operates under a written charter adopted by the Board on September 25, 2003. (Exhibit D) The Corporate Governance/Nominating Committee nominates persons for election or appointment to the Board.

     The Corporate Governance/Nominating Committee's responsibilities are to:

  Assess Board and Corporate Governance/Nominating Committee membership needs; and

  Implement policies and processes regarding corporate governance matters

     The directors who are members of the Corporate Governance/Nominating Committee are:
A. L. Hutchinson, Jr., Chairman
Paula Harper Bethea
Paul G. Campbell, Jr.
Henry M. Swink

     Each member of the Corporate Governance/Nominating Committee is "independent," as defined under the Nasdaq Stock Market Rules. The Corporate Governance/Nominating Committee members do not have any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. None of the Corporate Governance/Nominating Committee members are current officers or employees of the Corporation or its affiliates.

Code of Business Conduct and Ethics.

     The Corporation and First Federal are committed to establishing and maintaining high standards of corporate governance. The Corporation's and First Federal's executive officers and the Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of the Corporation's shareholders and employees. These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the Nasdaq Stock Market. The Board will continue to evaluate, and improve the Corporation's and First Federal's corporate governance principles and policies as necessary and as required.

     On May 22, 2003, the Board of Directors adopted a Code of Business Conduct and Ethics for the Corporation's officers (including its senior financial officers), directors and employees. The Code of Business Conduct and Ethics requires the Corporation's officers, directors and employees to maintain the highest standards of professional conduct. A copy of the Code of Business Conduct and Ethics is posted on the Corporation's website.

COMPENSATION/BENEFITS COMMITTEE MATTERS

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation/Benefits Committee and performance graph shall not be incorporated by reference into any such filings.

Report of the Compensation/Benefits Committee.

     The Compensation/Benefits Committees of the Boards of the Corporation and First Federal are composed entirely of independent directors. The Corporation's Compensation/Benefits Committee is responsible for establishing and monitoring compensation policies of the Corporation and for reviewing and ratifying the actions of First Federal's Compensation/Benefits Committee.

     It is the policy of First Federal that the performance of senior management be evaluated using the same established criteria that are used for its employees and that the salary structure for the executive officers be included in the salary structure of First Federal. The Compensation/ Benefits Committees are responsible for evaluating the performance of the Chief Executive Officer of First Federal while the Chief Executive Officer of First Federal evaluates the performance of other senior officers of First Federal. Salary increases are recommended to the Compensation/Benefits Committee based on these evaluations. The Compensation/Benefits Committee reviews the evaluations and sets the salaries for the coming year.

     The Compensation/Benefits Committees' considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Corporation and First Federal. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives to achieve financial and other goals that result in the success of the Corporation and First Federal and the enhancement of long-term shareholder value.

     In addition to salaries, the Corporation's compensation plan includes Profit Sharing Plan contributions and matching contributions to the 401(k) Plan, both of which are based on return on shareholders' equity. Stock options are also awarded periodically based on performance, length of service and salary grades. The Compensation/Benefits Committee believes that awards of stock options provide increased motivation to work for the success of the Corporation thereby increasing personal financial success. All options granted to executives and employees are exercisable at the closing price of the Corporation's stock on the date of grant.

     In September 1996, the Board approved a Management Performance Incentive Compensation Plan that became effective October 1, 1996. The purpose of the plan is to share the rewards of excellent performance with those managers who provide knowledge and direction to the Corporation and work to accomplish results that are above expectations. Standards of measurement are developed annually, and the Corporation and First Federal must meet the goals as identified in their strategic business plans.

     Any incentive awards are supplements to annual compensation. No incentive bonus will be awarded for a fiscal year regardless of performance on individual factors if the Corporation's and First Federal's returns on shareholders' equity are less than the approved minimum for that fiscal year. Participants in the plan are limited to executives who are responsible for directing functions which have significant impact on the growth and profitability of First Federal and the Corporation.

     Periodically, independent compensation consultants are engaged to review the salary levels of all members of management as compared to peers with comparable responsibilities in other companies. Results are reported to the Compensation/Benefits Committee.

     During the fiscal year ended September 30, 2003, the base compensation for A. Thomas Hood, President and Chief Executive Officer of the Corporation, was $227,715, which represented a three percent increase from the previous fiscal year's base compensation of $221,083. The Compensation/Benefits Committee believes Mr. Hood's current compensation is appropriate.

Submitted by the Compensation/Benefits Committees of the Boards:

FIRST FINANCIAL	FIRST FEDERAL
Henry M. Swink, Chairman	Richard W. Salmons, Jr., Chairman
Gary C. Banks, Jr.	Gary C. Banks, Jr.
Paula Harper Bethea	Paul G. Campbell, Jr.
Thomas J. Johnson	B. Ed Shelley, Jr.
D. Kent Sharples

Compensation/Benefits Committee Interlocks and Insider Participation.

     The Board of the Corporation has a Compensation/Benefits Committee composed of Mrs. Bethea and Messrs. Banks, Johnson, Sharples and Swink. Mr. Swink is the Compensation/ Benefits Committee's Chairman. The Compensation/Benefits Committee reviews and ratifies the actions of the Compensation Committee of First Federal. No member of the Compensation/Benefits Committee was an officer or employee of the Corporation or any of its subsidiaries during the year ended September 30, 2003, was formerly an officer or employee of the Corporation or any of its subsidiaries, or had any relationship otherwise requiring disclosure.

     Performance Graph. The following graph shows a five year comparison of cumulative total returns for the Corporation, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Peer Group Indices for Nasdaq Savings Institution and Bank Stocks.*

CRSP Total Returns Index for:	9/30/1998	9/30/1999	9/30/2000	9/30/2001	9/30/2002	9/30/2003
FIRST FINANCIAL HOLDINGS, INC.	100.0	104.4	96.0	148.4	179.5	206.1
Nasdaq Stock Market (U.S. Companies)	100.0	163.1	217.0	88.7	69.9	106.5
Nasdaq Stocks Savings Institutions	100.0	97.0	106.0	148.3	184.7	259.0
(SIC 6030-6039 US Only)
Nasdaq Bank Stocks	100.0	106.5	114.1	129.4	136.7	159.1
(SIC 6020-6029, 6710-6719 US & Foreign)

Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indices are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
D.	The index level for all series was set to $100.0 on 9/30/1998.
E.	The Nasdaq Bank Stocks index was added to this comparison this year.
*Source: Center for Research in Security Prices (CRSP), the University of Chicago Graduate School of Business. Used with permission. All rights reserved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires certain officers of the Corporation and its directors, and persons who beneficially own more than ten percent of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by regulation to furnish the Corporation with copies of all 16(a) forms they file.

     Based solely on a review of the reports and written representations provided to the Corporation by the above-referenced persons, the Corporation believes that during the fiscal year ended September 30, 2003, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with except one report filed by Richard W. Salmons, Jr., a Director of First Federal. Mr. Salmons filed a Form 4, Statement of Change in Beneficial Ownership of Securities, on February 6, 2003, for a transaction on September 9, 2002, in which 375 shares were sold.

TRANSACTIONS WITH MANAGEMENT

     James L. Rowe is a former principal of Kinghorn Insurance Agency ("Kinghorn"). The Corporation purchased the Hilton Head Island, Bluffton and Ridgeland operations of Kinghorn in May 2001. In connection with the transaction, Mr. Rowe, as a 60 percent owner of Kinghorn, received approximately $5.1 million, or 60 percent, of the purchase price.

     In addition to the purchase price, Mr. Rowe may receive from the Corporation a payment for a period of four years following the closing of the acquisition of up to $258,750 at the end of each year, based on certain performance criteria. The amount paid to Mr. Rowe by the Corporation in fiscal 2003 was $258,750.

     Operating as Kinghorn Insurance Services, Inc., the agency is a subsidiary of the Corporation's insurance subsidiary, First Southeast Insurance Services, Inc. Mr. Rowe entered into an Employment Agreement with First Southeast Insurance Services effective as of the close of the transaction. The agreement has a term of four years, provides for a base annual salary of approximately $159,900 and for participation in certain benefit programs of the Corporation.

     Applicable laws and regulations require that all loans or extensions of credit by First Federal to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any employee) and does not involve more than the normal risk of repayment or present other unfavorable features. First Federal has adopted policies that comply with these provisions.

PROPOSAL II -- RATIFICATION OF THE 2004 OUTSIDE DIRECTORS STOCK

OPTIONS-FOR-FEES PLAN

     On September 25, 2003, the Board of Directors of the Corporation adopted, subject to shareholder approval, the First Financial Holdings, Inc. 2004 Outside Directors Stock Options-for-Fees Plan (the "2004 Director Plan") which will be effective upon the expiration of the 1994 Outside Directors Stock Options-for-Fees Plan (the "1994 DSO Plan"). The Board of Directors believes that it is advantageous to the Corporation and its shareholders to maintain a stock option program for those directors of the Corporation who are not also employees of the Corporation or of any subsidiary. The purpose of the 2004 Director Plan is to provide such directors with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its subsidiaries, to join the interests of such directors with the interests of the Corporation's shareholders and to facilitate attracting and retaining non-employee directors of exceptional ability.

     Under the 2004 Director Plan, options to purchase up to 200,000 shares of Common Stock of the Corporation may be granted to present and prospective directors of the Corporation.

     The Board of Directors adopted the 1994 DSO Plan on July 28, 1994 and shareholders approved that plan on January 25, 1995. The termination date of that plan will be July 27, 2004. As of September 30, 2003 there were 81,927 shares remaining to be granted in the 1994 DSO Plan. Of those shares, 19,971 were granted to directors on October 1, 2004 leaving 61,956 in the plan. The 1994 DSO Plan expires July 27, 2004.

     The full text of the 2004 Director Plan is set forth as Exhibit A to this Proxy Statement. The major features of the 2004 Director Plan are summarized below, but this summary is qualified in its entirety by reference to the actual text of the 2004 Director Plan.

Description of the 2004 Director Plan

     Each member of the Corporation's Board of Directors who is not an employee of the Corporation or of any subsidiary of the Corporation is eligible to participate in the 2004 Director Plan. In addition, non-employee directors of the Corporation's affiliates, affiliate advisory board directors, and directors emeriti of the Corporation are also eligible to participate in the 2004 Director Plan. On October 1 of each year beginning October 1, 2004, each eligible director who has elected to receive stock options in lieu of cash compensation will be awarded a Nonqualified Option to purchase, at the Option Price, that whole number of shares of Common Stock which is closest to the quotient determined by dividing the Designated Director Fees for the succeeding year by the difference between the Market Value and the Option Price. The discounted option exercise price and number of options awarded to each participating director reflect the value of the director's otherwise payable cash compensation.

     For the purposes of the foregoing calculation:

     "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended.

     "Designated Director Fees" is the portion of the Total Director Fees specified by the director to be used for purposes of Nonqualified Option grants, in lieu of cash payments to the director, as designated in a notice delivered by the director to the Corporation prior to the option grant date.

     "Total Director Fees" is the maximum amount which the director will be entitled to receive for services as a director during the year in which the Nonqualified Option is granted, including fees associated with attendance at meetings of the Board of Directors of the Corporation and its subsidiaries or committee of the Board of Directors.

     "Option Price" is 75 percent of the Market Value of the Common Stock on the following October 1.

     "Market Value" is the closing price for the Common Stock on a given date (or, if such date is not a business day, on the next preceding business day) on the Nasdaq Stock Market.

     Thus, assuming that the Market Value of the Corporation's Common Stock is $30.00 per share on October 1, 2004, Total Director Fees are $12,000 per year and a director provides notice to the Corporation establishing Designated Director Fees at the full $12,000, the director receives a Nonqualified Option to purchase 1,600 shares of Common Stock, exercisable at $22.50 per share.

Administration

     The 2004 Director Plan is administered by a Committee (the "Committee") of two or more directors who are appointed by the Board of Directors. Shares covered by canceled or expired options under the 2004 Director Plan are again available for option and sale thereunder.

Exercise of Stock Options

     At the time of the exercise of any option granted pursuant to the 2004 Director Plan, the director must pay the full option price for all shares purchased in cash, or, with the consent of the Committee, in Common Stock. Each option granted under the 2004 Director Plan will expire upon the earlier of ten years from the date of grant or two years following the date upon which an optionee ceases to serve as a member of the Corporation's Board of Directors or the board of an affiliate of the Corporation.

Sequential Exercise

     Successive stock options may be granted to the same director whether or not any stock option previously granted to such director remains unexercised. An option may be exercised even though stock options previously granted to such director remain unexercised.

Non-Transferability of Stock Options

     No stock option granted under the 2004 Director Plan may be transferred by a director other than by will or by the laws of descent and distribution, and such stock option is exercisable, during the lifetime of the director, only by the director.

Amendment or Termination of the Plan

     The Board of Directors may terminate or amend the 2004 Director Plan at any time; provided, that, without shareholder approval, the Board may not amend the 2004 Director Plan so as to increase the maximum number of shares in the aggregate which are subject to the 2004 Director Plan or modify the requirements as to eligibility for participation under the 2004 Director Plan, and, without the consent of the holder, the Board may not change the stock option price or alter any stock option which has been previously granted under the 2004 Director Plan. In the event of a change in the Common Stock through stock dividend, recapitalization, reorganization or the like, the Committee is authorized to make appropriate adjustments, including adjustments to the number and price of shares of Common Stock covered by each option and the total number of shares subject to options under the 2004 Director Plan.

     Unless sooner terminated by the Board of Directors, the 2004 Director Plan will terminate on September 25, 2013. The termination of the 2004 Director Plan will not affect the validity of any stock option outstanding on the date of termination

Federal Income Tax Consequences

     A director who is granted a Nonqualified Option generally will not realize any taxable income upon the grant of the option. Upon the exercise of the option, the amount by which the fair market value of the shares at the time of exercise exceeds the option price is treated as compensation (ordinary income) received by the director. The Corporation will ordinarily be entitled to a corresponding tax deduction at the time that the director realizes compensation income. Upon a subsequent disposition by sale of any of the shares acquired, the director recognizes a long-term or short-term capital gain or loss equal to the difference between any amount realized and the director's basis in the shares.

Vote Required and Board of Directors' Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE 2004 OUTSIDE DIRECTORS STOCK OPTIONS-FOR-FEES PLAN. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting will be required to approve the 2004 Outside Directors Stock Options-for-Fees Plan.

PROPOSAL III -- RATIFICATION OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

     On September 25, 2003, the Board of Directors of the Corporation adopted, subject to shareholder approval, the First Financial Holdings, Inc. 2004 Employee Stock Purchase Plan (the "2004 ESPP") which will be effective upon the expiration of the 1994 Employee Stock Purchase Plan (the "1994 ESPP"). A description of the principal terms of the 2004 ESPP and its purpose are set forth below. The full text of the 2004 ESPP is set forth as Exhibit B to this Proxy Statement. This description is qualified in its entirety by reference to the actual text of the 2004 ESPP.

     The Board of Directors adopted the 1994 ESPP on July 28, 1994 and shareholders approved that plan on January 25, 1995. The termination date of that plan was July 27, 1999. On May 27, 1997, the Board of Directors extended the termination date to July 27, 2004. Shareholders approved that extension on January 26, 2000. As of September 30, 2003 there were 327,758 shares remaining to be purchased in the 1994 ESPP. The 1994 ESPP expires July 27, 2004 and will not be effective concurrently with the 2004 ESPP.

Features of the ESPP

     The purpose of the 2004 ESPP is to advance the Corporation's interest by enabling eligible employees of the Corporation and its affiliates to acquire a larger personal proprietary interest in the Corporation through purchases of Common Stock at a discounted price. The 2004 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The definition of "employee" under the 2004 ESPP includes any individual who is an employee of the Corporation for federal tax withholding purposes, except employees who have been employed by the Corporation for less than six consecutive months. On October 31, 2003, the number of eligible participants was approximately 764. No employee would be permitted to participate in the 2004 ESPP if immediately after a grant under the 2004 ESPP, the employee would own or hold five percent or more of the voting stock of the Corporation or five percent or more of the value of all the Corporation's shares. No employee would be permitted to accrue the right at any time to purchase more than $25,000 worth of the Corporation's stock through the 2004 ESPP each calendar year.

     The Corporation has developed rules concerning the procedures which each eligible employee must follow to enroll in the 2004 ESPP. Under the 2004 ESPP, a maximum of 200,000 shares of the Corporation's Common Stock have been made available for sale to employees. The maximum number of shares may be adjusted for stock dividends, stock splits, stock conversions, exchanges, reclassifications, or substitutions. Shares of Common Stock subject to the 2004 ESPP may be newly issued by the Corporation or purchased by the Corporation on the open market or otherwise.

     The 2004 ESPP would permit the purchase of Common Stock through payroll deduction as follows: (a) the 2004 ESPP provides for quarterly periods during which payroll deductions will be accumulated (the "Offering Period"); (b) eligible employees may choose the percentage of their gross compensation up to a maximum of ten percent to be deducted and applied to purchase shares of Common Stock under the 2004 ESPP; (c) at the beginning of the Offering Period, the eligible employees obtain stock options to purchase Common Stock under the 2004 ESPP at a ten percent discount from the lower of the market value on (1) the first day of the Offering Period, or (2) the last day of the Offering Period; and (d) at the end of the Offering Period, the eligible employees are deemed to exercise these options to the extent of their payroll deductions. No fractional shares will be issued.

     The 2004 ESPP provides that employees may withdraw from the 2004 ESPP by giving written notice to the Corporation, and may withdraw all (but not less than all) payroll deductions credited to the employee's account and not yet used to exercise an option. Upon ceasing to be an employee, the payroll deductions credited to the employee's account but not yet used to exercise an option will be returned to the participant.

     Participation by officers of the Corporation who are subject to Section 16 of the 1934 Act is subject to compliance with the rules and regulations promulgated under that Act.

     Neither the options provided to the employee pursuant to the 2004 ESPP nor accumulated payroll deductions may be transferred, assigned, or sold to anyone, except by will or the laws of descent and distribution. After purchase, the employee may freely transfer, assign or sell the stock, subject to compliance with applicable federal and state securities and taxation laws.

Administration of the 2004 ESPP

     The 2004 ESPP would be administered by the Board of Directors or a committee of the Board, which, subject to the rules contained in the 2004 ESPP, would have complete authority, in its discretion, to interpret and apply the terms of the 2004 ESPP, to determine eligibility, and to adjudicate all disputed claims filed under the 2004 ESPP.

     The Board of Directors may terminate the 2004 ESPP at any time; provided, however, that no such termination will affect options outstanding at the time of termination. The 2004 ESPP will terminate in any case ten years after its effective date. If at any time the shares of Common Stock reserved for the 2004 ESPP are available for purchase but not in sufficient number to satisfy all the then unfilled purchase requirements, the available shares will be apportioned among the participants in proportion to their options and the 2004 ESPP will terminate.

     The Board of Directors may amend the 2004 ESPP after adoption, subject to the requirements of Section 423 of the Code relating to the requisite approval of the Corporation's shareholders. The Corporation also intends to seek shareholder approval as needed under Section 16(b) of the 1934 Act for any amendments to the 2004 ESPP.

     As employees will participate in the 2004 ESPP voluntarily, the benefits or amounts to be received by officers or employees of the Corporation are not determinable at this time.

Tax Consequences of the 2004 ESPP

     An option granted under the 2004 ESPP is intended to qualify as an option granted under an employee stock purchase plan as defined in Section 423 of the Code, and is taxed in accordance with Sections 421 and 423 of the Code and the regulations issued thereunder.

     The following summary of the effect of federal income taxation upon the employee and the Corporation with respect to participants in the 2004 ESPP does not purport to be complete and reference is made to the applicable provisions of the Code. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies. Participants should consult their own tax advisors with respect to the tax consequences to them of the grant and exercise of the options and the sale of shares acquired upon such exercise.

     1. If the requirements of Section 423 are satisfied, the employee will not realize taxable income either at the time the options are granted pursuant to the 2004 ESPP or at the time the employee purchases shares pursuant to the 2004 ESPP.

     2. If the employee disposes of shares of Common Stock after the later of two years after the grant of the option or one year from the date of transfer of the stock pursuant to the option, then upon such disposition the employee will recognize as ordinary income an amount equal to the lesser of:

(a) the excess of the fair market value of the shares of Common Stock on the date of disposition over the amount the employee paid for the shares under the options; or

(b) the excess of the fair market value of the shares at the time the option was granted over the option price.

     The employee will also recognize a long-term capital gain or loss in an amount equal to the difference between (i) the amount realized upon the sale of the Common Stock and (ii) the sum of the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary income under (a) or (b) above.

     3. If the employee disposes of shares of Common Stock before the later of two years after the grant of the option or one year from the date of transfer of the stock pursuant to the option, then upon this disposition the employee will recognize as ordinary income an amount equal to the excess of the fair market value of the shares of Common Stock on the date the employee purchased them over the amount the employee paid for the shares. The employee will also recognize a capital gain or loss in an amount equal to the difference between (i) the amount realized upon the sale of the shares of Common Stock and (ii) the sum of the amount the employee paid for the shares plus the amount, if any taxed to the employee as ordinary income. If the employee holds the shares for more than one year, this gain or loss will be a long-term capital gain or loss.

     4. Generally, the Corporation will not receive any deduction for federal income tax purposes with respect to the options or the shares of Common Stock issued upon their exercise. If, however, the employee disposes of stock acquired by exercise of an option under a stock purchase plan before the later of two years after the grant of the option or one year from the date of transfer of the stock upon exercise of the option, the Corporation will be entitled to a deduction in an amount equal to the amount which is considered ordinary income.

2004 ESPP Benefits

     During fiscal 2003, none of the directors of the Corporation or any of the persons named in the Summary Compensation Table participated in the 1994 ESPP. During the year the employees of the Corporation and its subsidiaries purchased 10,404 shares of Common Stock which had a dollar value of $39,034. The dollar value represents the difference between the market value of the shares purchased on the date of purchase and the purchase price under the 1994 ESPP.

Vote Required and Board of Directors' Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE 2004 EMPLOYEE STOCK PURCHASE PLAN. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting will be required to approve the 2004 Employee Stock Purchase Plan.

SHAREHOLDER PROPOSALS

     Article II, Section 15 of the Corporation's Bylaws provides that any new business to be taken up at the Meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article IX of the Certificate of Incorporation provides that notice of a shareholder's intent to make a nomination or present new business at the Meeting ("shareholder notice") must be given not less than 30 days nor more than 60 days prior to the date of the Meeting; provided, however, that if less than 31 days notice of the Meeting is given to shareholders by the Corporation, such notice shall be delivered or mailed to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the Meeting was mailed to shareholders. If properly made, such nominations or new business shall be considered by shareholders at the Meeting.

     In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, no later than August 25, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

OTHER MATTERS

     The Board is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.

ANNUAL REPORTS TO SHAREHOLDERS

     A copy of the Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended September 30, 2003, are being mailed to each shareholder of record as of the close of business on the Voting Record Date together with these proxy materials. THE ANNUAL REPORT ON FORM 10-K AND THE ANNUAL REPORT TO SHAREHOLDERS ARE NOT A PART OF THE CORPORATION'S PROXY SOLICITING MATERIAL.

BY ORDER OF THE BOARD OF DIRECTORS

Dorothy B. Wright
Corporate Secretary
Charleston, South Carolina
December 18, 2003